                                                                    EXHIBIT 1.01
                                                                       (Amended)

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                SELLING AGREEMENT


       This Agreement made as of the _______ of ____________________, 1999 by and among Campbell Strategic Allocation Fund, L.P., a Delaware limited partnership (the "Partnership"), Campbell & Company, Inc., (the "General Partner"), _____________________________________________________________, a
________________________________ corporation (the "Selling Agent"), and
PaineWebber Incorporated, (the "Commodity Broker").

                              W I T N E S S E T H:


       WHEREAS, the General Partner has caused the Partnership to be organized under a limited partnership agreement dated as of May 11, 1993 and amended as of August 1, 1997 (the "Limited Partnership Agreement") and a Certificate of Limited Partnership filed May 11, 1993 to engage in speculative trading of commodity futures contracts, options thereon, and possibly in the future other commodity interests and to file a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Securities Act") and the rules and regulations adopted by the SEC thereunder, as amended to the date hereof (the "Rules"); the term "Final Amendment" means the amendment to such registration statement which has been submitted by the Partnership to the SEC to permit such registration statement to become effective; the date on which the registration statement becomes effective being hereinafter referred to as the "Effective Date"; the term "Registration Statement" means such registration statement in the form in which it becomes effective; the term "Prospectus" means the prospectus included in the Registration Statement, substantially in the form, heretofore submitted to, and not reasonably objected to by, the Selling Agent, or the General Partner; and the term "preliminary prospectus" means any preliminary prospectus (as described in Rule 433 under the Securities Act) included at any time in the registration statement prior to its becoming effective with the SEC.

       WHEREAS, the Commodity Broker is to be the commodity broker for the Partnership pursuant to the terms of the Customer Agreement described in the Prospectus; and

       WHEREAS, the Partnership proposes to issue and sell to the public its Limited Partnership Interest ("Units") as described in the Prospectus; and

       WHEREAS, the Selling Agent desires to assist in the sale of the Units upon the terms and in reliance upon the representations, warranties and covenants set forth herein;

       NOW, THEREFORE, the parties hereto agree as follows:

       1.     OFFERING OF UNITS

       (a)    Appointment

       The Partnership hereby appoints the Selling Agent as one of its agents on a non-exclusive basis to offer and sell the Units. The Selling Agent will attempt to sell the Units on a best efforts basis at the price and in the manner described in the Prospectus and in compliance with the terms and conditions set forth therein and herein.

       During the Continuing Offering Period, the Fund may continue to offer Units at the month-end Net Asset Value per Unit as of the last business day of the month during which the subscription is received by the General Partner. Such Continuing Offering Period shall terminate at any time as determined by the General Partner.

       No selling commissions will be charged to the subscribers with respect to the offer and sale of the Units.

       The Partnership hereby authorizes the Selling Agent to distribute the Prospectus and any amendments or supplements thereto in accordance with the terms of this Agreement.

       b)     Compensation

       In consideration of the Selling Agent soliciting and obtaining purchasers of the Units, the General Partner shall pay the Selling Agent a selling commission of 4% of the subscription amount of any subscriptions accepted by the General Partner, subject to the possibility of a payment of additional selling commissions as described below.

Campbell Strategic Allocation Fund - Selling Agreement

       In consideration of the provision by the Selling Agent of the additional services specified below in this subsection (b) the General Partner will pay to the Selling Agent (provided it represents that it is registered with the CFTC as a futures commission merchant or introducing broker and is a member in good standing of the NFA in such capacity) ongoing payment of 4% per annum of Net Asset Value (determined as of the last day of the immediately preceding month) of Units outstanding at the end of such month serviced by the Selling Agent. Such ongoing compensation shall commence at the beginning of the thirteenth full month after the sale of the Units. The Selling Agent may pay such compensation to its registered representatives who are registered as associated persons with the CFTC and have passed the National Commodity Futures Examination (Series 3) or the Futures Managed Funds Examination (Series 31). If any such registered representative shall transfer employment to another CFTC/NFA registered firm, and the limited partners to which he sold shall also become clients of the transferee firm, the Selling Agent agrees to transfer its ongoing compensation to the transferee firm.

       The ongoing compensation specified above in this subsection (b) shall be in consideration of and is contingent upon the provision by the Selling Agent or its affiliate of additional services in connection with the Units sold by the Selling Agent, including; (w) inquiring of the General Partner from time to time, at the request of an owner of Units sold by it, as to the Net Asset Value of a Unit; (x) inquiring of the General Partner from time to time, at the request of an owner of Units sold by it, regarding the commodities markets and the Partnership; (y) assisting, at the request of the General Partner, in the redemption of Units sold by it; and (z) providing such other services to the owners of Units sold by it as the General Partner may, from time to time, reasonably request. The Selling Agent also will use its best efforts to insure that any of its registered representatives to whom compensation is passed on pursuant to this subsection (b) will cooperate in providing the services specified in clauses (w) through (z) above for as long as such representative continues in the employment of the Selling Agent. The Selling Agent shall forfeit its rights hereunder to receive any ongoing compensation relating to the additional services for the entirety of any month during which it is not duly registered with the CFTC as a futures commission merchant or introducing broker and a member in good standing of NFA.

       Selling Agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial selling commission and per Unit organization and offering costs properly deemed to constitute costs allocable to the Selling Agents, such as a selling brochure, seminar costs and travel expenses do not exceed 10% of such Units' initial sale price. Any such ongoing payments or additional selling commissions will be paid by the General Partner and not by the Partnership, but may be deemed to constitute underwriting compensation. If any such registered representative shall transfer employment to another NASD registered firm, and the limited partners to which he sold shall also become clients of the transferee firm, the Selling Agent agrees to transfer its ongoing compensation to the transferee firm.

       2.     UNDERTAKING OF SELLING AGENT

       The Selling Agent will use its best efforts to find eligible persons to purchase Units on the terms stated herein and in the Prospectus and any amendments or supplements thereto. In connection with the offer and sale of the Units, the Selling Agent represents, warrants and agrees that it will comply fully with all applicable laws and the rules of the NASD, the SEC, the securities or Blue Sky administrators of the several states and various other jurisdictions and any other applicable regulatory body. It is understood that the Selling Agent has no commitment with regard to the offer or sale of the Units other than to use its best efforts as described above. The Selling Agent will deliver all cash and checks received by it from subscribers to the escrow of funds account (Mercantile-Safe Deposit & Trust Company -- Campbell Strategic Allocation Fund, L.P. Escrow Account No. 66127-09) (the "Escrow Account") established by the Partnership with the Mercantile-Safe Deposit & Trust Company (the "Escrow Agent") pursuant to an Escrow Agreement, dated as of January 12, 1994 (the "Escrow Agreement"). Such cash and checks shall be transmitted to the Escrow Agent by the Selling Agent no later than noon on the business day next succeeding the receipt of such cash and checks by the Selling Agent. Such cash or checks will be accompanied by one executed copy of the subscription agreement/power of attorney for each subscription obtained, properly completed and executed and in the form of Exhibit D to the Prospectus (a "Subscription Agreement"). All checks received by the Selling Agent from subscribers shall be made payable to "Mercantile-Safe Deposit & Trust Company -- Campbell Strategic Allocation Fund, L.P. Escrow Account No. 66127-09." The Selling Agent will promptly deliver to the General Partner one photocopy of each such Subscription Agreement. Promptly after receipt of a subscription and the funds therefor by the Escrow Agent and delivery of a copy of the related Subscription Agreement to the General Partner, an interim receipt will be mailed by the General Partner to each such subscriber for the amount deposited in the Escrow Account on behalf of such subscriber.

       3.     BLUE SKY FILINGS

       The Partnership agrees to prepare, execute, file and amend, as necessary, all applications for registration of the Units and of itself as a dealer in securities, consents to service of process, reports of sale of Units and similar Blue Sky qualification, registration and exemption documents and to take such other actions which may be necessary or advisable, in the opinion of the General Partner or its counsel, in order to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States of America as the General Partner may reasonably request; provided, that in no event shall the Partnership be obligated to (I) take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or taxes in any jurisdiction where it is not now so subject or (ii) change any term in the Registration Statement, as the same may be supplemented or amended.


Campbell Strategic Allocation Fund - Selling Agreement

       The Selling Agent is responsible for compliance with all applicable laws, rules and regulations with respect to its acting as such in connection with sales of Units in any jurisdiction.

       4.     CLOSING DATE

       Subject to the General Partner's right to terminate the offering at any time and subject to the conditions and requirements stated in the Prospectus and herein, there shall be a closing on the last business day of each month during the Continuing Offering Period (the "Closing Date"), with respect to subscriptions received during each month of the Continuing Offering Period. Such closing shall be held at the offices of the General Partner (or other location as selected by the General Partner), and shall provide for (I) payment of the aggregate purchase price for the Units to the Partnership by release of funds from the Escrow Account, and (ii) compliance with Section 9 hereof.

       5.     REPORTS FOR SELLING AGENT

       The Partnership agrees that so long as any of the Units are outstanding, it will, at the Partnership's expense, deliver to the Selling Agent upon request all financial statements and other periodic and special reports distributed generally to the Limited Partners or required to be delivered to the Limited Partners or filed with the SEC or the CFTC under the Limited Partnership Agreement or any federal statute, rule or regulation relating to securities, commodities or commodity futures.

       6.     AGREEMENTS OF THE PARTNERSHIP AND THE GENERAL PARTNER

       The Partnership and the General Partner jointly and severally agree as follows:

       (a) Promptly to file the Final Amendment and the Prospectus with the SEC, but not to file any amendment or supplement to the Registration Statement or Prospectus, except such as counsel for the General Partner shall deem advisable in order to assure compliance with applicable laws.

       (b) To advise the Selling Agent (I) when the Registration Statement has become effective, (ii) of the issuance by the SEC, CFTC or any other federal or state regulatory body of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, the CFTC registration or NFA membership of the General Partner as a commodity pool operator or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose and (iii) the receipt by the Partnership or any representative or attorney of the Partnership of any other material communication from the SEC, CFTC, NFA or any Blue Sky or securities law administrator relating to the Partnership, the Registration Statement, any preliminary prospectus or the Prospectus, as it may be amended or supplemented. The Partnership will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement under the Securities Act or the registration of Units under the laws of the several states and various other jurisdictions or enjoining the offering and, if any such order is issued, to obtain as soon as possible the withdrawal thereof; provided, that in no event shall the Partnership be obligated to (I) take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or taxes in any jurisdiction where it is not now so subject or (ii) change any term in the Registration Statement, as the same may be amended or supplemented.

       (c) To deliver to the Selling Agent, without charge, as many conformed copies of the registration statement as originally filed and of the Registration Statement and each amendment or supplement thereto (including all exhibits filed with, or incorporated by reference in, any such document) the Selling Agent may reasonably request.

       (d) During the Continuing Offering Period to deliver, without charge, to the Selling Agent, at such office or offices within the United States of America as the Selling Agent may reasonably designate, as many copies of the Prospectus, as it may be amended or supplemented, as the Selling Agent may reasonably request.

       7.     AMENDMENT OF THE REGISTRATION STATEMENT AND PROSPECTUS

       The Partnership agrees, at its expense, to amend the Registration Statement and Prospectus or to supplement the Prospectus if, at any time after the Effective Date and prior to each Closing, (I) such amendment or supplement is necessary to comply with the Securities Act, the Commodity Exchange Act (the "Commodity Act"), the securities or Blue Sky laws of any jurisdiction or the rules or regulations promulgated under such Acts or laws, is necessary to comply with any NFA deficiency notices or is necessary to correct any material untrue statement in the Prospectus or Registration Statement or to eliminate any material omission therein or any omission therein which renders any of the statements therein materially misleading, or (ii) the Selling Agent or the Commodity Broker advises the Partnership that, in its opinion and that of its counsel, such amendment or supplement is necessary to comply with such Acts or laws or the rules or regulations promulgated thereunder, to comply with any such deficiency notice or to correct any such material untrue statement or to eliminate any such omission. The General Partner agrees to notify the Partnership, the Selling Agent and the Commodity Broker and each of the Selling Agent and the Commodity Broker agrees to notify the General Partner and the Partnership, immediately (y) upon discovery of any untrue or misleading statements or omissions in the Prospectus or Registration Statement concerning such party and (z) of the occurrence of any event or change in circumstances which would result in there being



Campbell Strategic Allocation Fund - Selling Agreement any untrue or misleading statement or omission in the Prospectus or Registration Statement, in each case relating to the General Partner, the Selling Agent, the Commodity Broker, respectively. The representations, warranties and indemnifications of all parties hereto contained herein relating to the Registration Statement and Prospectus shall attach to any such amendment or supplement.

       8.     REPRESENTATIONS AND WARRANTIES

       (a) The General Partner, on behalf of the Partnership, represents and warrants to the Selling Agent and the Commodity Broker that:

              (I) The Partnership is duly organized and validly existing as a limited partnership under the laws of the State of Delaware, and has full power and authority under the Limited Partnership Agreement to conduct its business to be conducted as described in the Registration Statement and Prospectus and to issue, sell and deliver the Units.

              (ii) The Units, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and Subscription Agreements, will be validly issued, fully paid and not subject to further call or assessment.

              (iii) The Customer Agreement dated as of January 12, 1994, between the Partnership and the Commodity Broker (the "Brokerage Agreement") has been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership. The Advisory Agreement, dated as of January 12, 1994 between The Partnership and Campbell & Company, Inc., in its capacity as trading advisor (the "Advisory Agreement"), the Escrow Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership and each is, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto (other than the General Partner), a valid and binding agreement of the Partnership, except insofar as bankruptcy, moratorium or other similar laws may be applicable and except that the exculpation, indemnification and contribution provisions of such agreements may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable.

              (iv) The Partnership has all federal and state governmental and regulatory approvals and licenses, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to conduct its business to be conducted, all as described in the Registration Statement and Prospectus.

              (v) On the Effective Date and the date on which the Prospectus is first filed with the SEC pursuant to Rule 424(b), the Registration Statement and the Prospectus (or when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the SEC, the Registration Statement, as amended, and the Prospectus, as amended or supplemented) will comply fully in all material respects with the requirements of the Securities Act and the Rules and the Commodity Act and the published rules of the CFTC thereunder, and will accurately describe the proposed operation of the Partnership; and each of the Registration Statement, as it may be amended, and the Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, as it may be amended or supplemented, in the light of the circumstances under which such statements were made); except that this representation and warranty does not apply to any statement or omission in the Registration Statement, as it may be amended, or the Prospectus, as it may be amended or supplemented, made in reliance upon information furnished in writing to the Partnership by the Selling Agent or the Commodity Broker expressly for use therein.

              (vi)  The certificate delivered pursuant to subsection (c) of
Section 9 hereof and all other certificates delivered by the Partnership and the General Partner pursuant to this Agreement were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, accurate and complete in all material respects.

       (b) The General Partner represents and warrants to the Partnership, the Commodity Broker and the Selling Agent that:

              (I) It is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland has full corporate power to performs its obligations and enter into the transactions described in the Registration Statement and Prospectus, as the same may be amended or supplemented. All the present principals of the General Partner are identified as such in the Registration Statement and Prospectus.

              (ii) It has all federal and state governmental and regulatory, and to the best of its knowledge, commodity exchange licenses and approvals, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to act as described in the Registration Statement and Prospectus (including, without limitation, registration as a commodity pool operator under the Commodity Act and membership as a commodity pool operator in NFA), and the performance of such actions will not violate or result in a breach of any provision of the Articles of Incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon it.

              (iii) The Limited Partnership Agreement, the Advisory Agreement and this Agreement have each been duly and validly authorized, executed and delivered on behalf of the General Partner and each is, assuming that it has been duly and

Campbell Strategic Allocation Fund - Selling Agreement validly authorized, executed and delivered by the other parties thereto (other than the Partnership), a valid and binding agreement of the General Partner except insofar as bankruptcy, moratorium or other similar laws may be applicable, and except that the exculpation, indemnification and contribution provisions of such agreements may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable.

              (iv) All references to the General Partner and its principals in the Registration Statement and the Prospectus are accurate and complete in all material respects, set forth in all material respects the information required to be disclosed to prospective investors under the Commodity Act and the rules and regulations thereunder and, as to the General Partner and its principals, the Registration Statement and Prospectus do not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made).

              (v) The balance sheet of the General Partner and the notes thereto included in the Registration Statement present fairly the financial position of the General Partner as of the date thereof, in conformity or (in the case of any unaudited balance sheet) in substantial conformity with generally accepted accounting principles. Since the date of the most recent such balance sheet, there have been no changes in the financial condition of the General Partner, other than changes which, in the aggregate, are not materially adverse or which are disclosed in the Prospectus, and since such date there have been no changes in the business of the General Partner which are material in the context of the offering of the Units.


              (vi) The certificate delivered pursuant to Section 9 hereof and all other certificates delivered by the General Partner pursuant to the terms of this Agreement were, on the dates on which they were delivered, or will be on the dates on which they are to be delivered, accurate and complete in all material respects.

       (c) The Commodity Broker represents and warrants to the Partnership, the Selling Agent and the General Partner:

              (I) The Commodity Broker is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation and in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualifications and the failure to be duly qualified would materially adversely affect the Commodity Broker's ability to perform its obligations hereunder or under the Brokerage Agreement. The Commodity Broker has full power and authority to perform its obligations as described in the Registration Statement and Prospectus.

              (ii) The Customer Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the Commodity Broker and each is, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto, a valid and binding agreement of the Commodity Broker, except insofar as bankruptcy, moratorium or other similar laws may be applicable and except that the exculpation, indemnification and contribution provisions of such agreements may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable.

              (iii) The Commodity Broker has all federal and state governmental and regulatory and commodity exchange licenses and approvals, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies required, to perform its obligations under the Customer Agreement and this Agreement and to act as described in the Registration Statement and Prospectus (including, without limitation, registration of the Commodity Broker as a futures commission merchant under the Commodity Act and membership of the Commodity Broker as a futures commission merchant in NFA), and the performance of the Commodity Broker's obligations under the Customer Agreement and this Agreement and of such actions will not violate or result in a breach of any provision of the Commodity Broker's Certificate of Incorporation, By-laws or any agreement, instrument, order, law or regulation binding upon the Commodity Broker.

              (iv) All references to litigation involving the Commodity Broker in the Registration Statement and Prospectus set forth in all material respects the information required to be disclosed therein under the Commodity Act and the rules and regulations thereunder.

       (d) The Selling Agent represents and warrants to the Partnership, the General Partner and the Commodity Broker:

              (I) The Selling Agent is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, is a member in good standing of the NASD and has full power and authority to act as selling agent in the manner contemplated by this Agreement and as described in the Registration Statement and the Prospectus. The Selling Agent is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Selling Agent's ability to perform its obligations hereunder.

              (ii) The Selling Agent is in good standing and in compliance with all applicable broker-dealer registration requirements in the places where the Units will be sold by the Selling Agent, and any use or distribution of the Registration



Campbell Strategic Allocation Fund - Selling Agreement

Statement, the Prospectus or any related preliminary prospectus by the Selling Agent will comply with the terms and conditions set forth in the Prospectus and with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, all applicable securities laws of the states in which the Selling Agent intends to sell Units, the rules and regulations promulgated under all such Acts and all such laws, and all applicable rules and regulations of the NASD and all other self-regulatory organizations.

              (iii) In particular, and not by way of limitation, the Selling Agent represents and warrants that it is aware of NASD Rule 2810 and that it will comply fully with all the terms thereof in connection with the offer and sale of the Units. The Selling Agent agrees not to recommend either the purchase or redemption of Units to any subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Partnership, including tax benefits described in the Registration Statement and the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Partnership, including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber. The Selling Agent agrees to maintain files of information disclosing the basis upon which the Selling Agent determined that the suitability requirements of NASD Rule 2810 were met as to each subscriber (the basis for determining suitability may include the Subscription Agreements and other certificates submitted by subscribers). The Selling Agent shall fully comply with NASD Rule 2810. The Selling Agent represents and warrants that it has reasonable grounds to believe, based on information in the Registration Statement and Prospectus, that all material facts relating to an investment in the Units are adequately and accurately disclosed in the Registration Statement and Prospectus. In connection with making the foregoing representations and warranties, the Selling Agent further represents and warrants that it has, among other things, examined the Registration Statement and Prospectus and obtained such additional information from the General Partner regarding the information set forth thereunder as the Selling Agent has deemed necessary or appropriate to determine whether the Registration Statement and Prospectus adequately and accurately disclose all material facts relating to an investment in the Partnership and provide an adequate basis to subscribers for evaluating an investment in the Units. In connection with making the representations and warranties set forth in this paragraph, the Selling Agent has not relied on inquiries made by or on behalf of any other parties.

       The Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Registration Statement and Prospectus.

              (iv) The Selling Agent and its representatives have all required federal and state governmental and regulatory approvals and licenses and have effected all filings and registrations with federal and state governmental and regulatory agencies required to conduct its business and to perform their obligations under this Agreement and to act as described in the Registration Statement and the Prospectus. The performance of the obligations of the Selling Agent under this Agreement and its acting as described in the Registration Statement and the Prospectus will not violate or result in a breach of any provisions of its Articles of Incorporation or by-laws or any agreement, instrument, order, law or regulation binding upon it.

              (v) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Selling Agent, and is a valid and binding agreement of the Selling Agent and enforceable in accordance with its terms.

           9.       CLOSING REQUIREMENTS

       The issue and sale of the Units and the release of the funds from the Escrow Account to the Partnership shall be subject to the accuracy on and as of the Closing Date of, and compliance on each Closing Date with, the representations and warranties of the General Partner, the Selling Agent and the Commodity Broker herein and the performance by the Partnership, the General Partner, the Selling Agent and the Commodity Broker of their obligations hereunder and the following conditions:

           (a) The Partnership, the Selling Agent and the Commodity Broker shall have received a certificate of the General Partner executed by an officer of the General Partner, which shall state that (I) no order suspending the effectiveness of the Registration Statement, as it may be amended, or prohibiting the sale of the Units is in effect and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the SEC (ii) no adverse comments or deficiency notices relating to the Prospectus have been received from the CFTC or NFA which have not been responded to the satisfaction of such agencies and (iii) the representations and warranties of the General Partner contained herein are true and correct on and as of the Closing Date, and the General Partner and the Partnership, as the case may be, have performed all covenants and agreements herein contained to be performed on their respective parts at or prior to the date of the certificate.

           (b) A certificate of the Selling Agent, signed by an authorized officer, addressed to the Partnership, the General Partner, and the Commodity Broker that the representations and warranties of the Selling Agent in Section 8 hereof are true and correct on the date of the certificate as though made on such date.

           The General Partner may terminate this Agreement at any time, in its discretion. In the event of any such termination, all subscriptions received from prospective limited partners of the Partnership shall promptly be returned to them as provided in Section 2 hereof.

           10.        INDEMNIFICATION

Campbell Strategic Allocation Fund - Selling Agreement

           (a) The General Partner agrees to indemnify and hold harmless the Selling Agent, the Commodity Broker and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, the Commodity Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment of supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, of any amendment or supplement thereto, in the light of the circumstances under which such statements were made); PROVIDED, however, that in no event shall the indemnification agreement contained in this subsection (a) of
Section 10 inure to the benefit of any of the indemnified parties (or any person controlling any such party within the meaning of Section 15 of the Securities
Act) on account of any losses, claims, damages, costs, expenses and liabilities arising from the sale of the Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon, an untrue statement or omission in a preliminary prospectus or the Prospectus or a supplement or amendment thereto, if a preliminary prospectus, the Prospectus, the Prospectus as amended or supplemented or as further amended or supplemented, respectively, shall correct, prior to the delivery to such person of his subscription, the untrue statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of a preliminary prospectus, the Prospectus or the Prospectus as amended or supplemented or as further amended or supplemented, as the case may be, had not been sent or given to such indemnified person at or prior to the receipt of the subscription; provided further, that in no event shall any party claim indemnification under this subsection (a) for amounts paid pursuant to subsection (b).

           (b) Each of the Selling Agent and the Commodity Broker agrees to indemnify and hold harmless the Partnership, the General Partner and the Commodity Broker or the Selling Agent, as the case may be, and each person, if any, who controls the Partnership, the General Partner and the Commodity Broker or the Selling Agent, as the case may be, within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the General Partner set forth in subsection (a) of this Section 10 (and, in the case of the General Partner, for any indemnity paid by the General Partner pursuant to subsection (a) of this Section 10), but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing by the Selling Agent or the Commodity Broker, respectively, expressly for use therein. The Commodity Broker's obligations (but not the Selling Agent's obligations) of indemnification hereunder shall be limited in the same manner as the General Partner's obligations of indemnification in the case of untrue statements or omissions which are corrected by a preliminary prospectus, the Prospectus or the Prospectus as amended or supplemented or as further amended or supplemented.

           (c) Each of the parties to this Agreement understands that the obligations of each party subject to this Section 10 are separate and distinct; PROVIDED, HOWEVER, that the General Partner (not the Partnership) agrees to indemnify and hold harmless the Selling Agent and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Securities Act of 1933, as amended, against any loss, claim, damage, charge, or liability (including any civil liability under the Securities Act of 1933, as amended, or any state securities law) to which such persons may become subject (including reasonable attorneys' and accountants' fees, incurred in defense thereof), insofar as such loss, claim, damage, charge, or liability (or actions in respect thereof) (I) arise out of or are related to or are based upon any untrue statement of any material fact relating to or supplied by the General Partner which is contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or (ii) arise out of or are based upon the omission to state therein a material fact relating or supplied by the General Partner required to be stated therein or necessary to make the statements therein not misleading; PROVIDED FURTHER, however, that the General Partner shall have no obligation to indemnify and hold harmless such persons against any loss, claim, damage, charge, or liability to which such persons may become subject (including reasonable attorneys' and accountants' fees incurred in defense thereof), insofar as such loss, claim, damage, charge or liability (or actions in respect thereof) arise out of or are based upon any untrue statement of, or the omission of, any information or material facts in the Registration Statement or the Prospectus relating to or concerning the Selling Agent. Notwithstanding, any other provision of this Section 10, the General Partner shall have no obligation to indemnify the Selling Agent for more than the amount of proceeds resulting from the sale of Units by the Selling Agent during the Continuing Offering Period plus the Selling Agent's actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys' and accountants' fees incurred in defense thereof).

           (d) Notwithstanding any other provision of this Agreement, indemnification of the General Partner or its controlling persons by the Partnership shall be permitted only to the extent permitted by the Agreement of Limited Partnership, as amended.

           (e) Any party which proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 10 notify each such indemnifying party of the commencement of such action, suit or proceeding shall relieve it from any liability which it may have to any indemnified party under this Section 10 to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying


Campbell Strategic Allocation Fund - Selling Agreement party of any liability which it may have to an indemnified party otherwise than under this Section 10. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (I) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question), (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In the case of
(ii) above, the indemnifying party (or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party) shall not be liable for the expenses of more than one separate counsel for each of the following groups: (x) the Selling Agent and any person who controls the Selling Agent within the meaning of Section 15 of the Securities Act; (y) the Partnership and the General Partner and any person who controls the Partnership and General Partner within the meaning of Section 15 of the Securities Act; and (z) the Commodity Broker and any person who controls the Commodity Broker within the meaning of Section 15 of the Securities Act.

           (f) The exculpation provisions of the Advisory Agreement or the Agreement of Limited Partnership shall not relieve the General Partner or its principals from any liability they may have or incur to the Partnership under this Agreement.


           11.      FEES AND EXPENSES

           Subject to reimbursement or partial reimbursement on an installment basis by the Partnership, as set forth in the Prospectus, the General Partner will pay all costs and expenses relating to (I) the preparation, printing and filing with the SEC, CFTC and NFA of the Registration Statement and (in certain cases) exhibits thereto, each preliminary prospectus, the Prospectus and all amendments and supplements to the Registration Statement and the Prospectus,
(ii) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 3 hereof, including the fees and disbursements of legal counsel in connection therewith and in connection with the preparation and printing of preliminary or supplementary Blue Sky Surveys, (iii) the furnishing to the Selling Agents of copies of each preliminary prospectus, the Prospectus, the Registration Statement and all amendments or supplements thereto, and of such other documents required to be furnished to the Selling Agents, including costs of shipping and mailing, (iv) the filing requirements of the NASD in connection with its review of the terms and arrangements of the proposed financing, (v) the fees and disbursements of the Escrow Agent, (vi) all fees and disbursements of Arthur F. Bell, Jr. & Associates in connection with the financial statements and the performance records contained in the Prospectus and the preparation and delivery of any other documents to be prepared and delivered in connection with the transactions contemplated hereby, (vii) the fees and disbursements of legal counsel in connection with the organization of the Partnership with the offering of the Units, and (viii) all other organization and offering expenses relating to the Partnership, including any expenses incurred in any "roadshow" relating to the offering of the Units and the Selling Agents' reasonable "due diligence" expenses, within the guidelines established by NASD Rule 2810. Each other party shall bear all of its expenses under this Agreement, including fees and disbursements of its counsel.

           12.      SURVIVAL OF COVENANTS; CAPTIONS; SUCCESSORS AND ASSIGNS

       The indemnification agreements contained in Section 10 hereof, the obligation to settle accounts hereunder and the agreements, representations and warranties herein shall survive (a) the issue and payment for the Units hereunder and (b) any investigation made by any party hereto or by a controlling person of any party hereto, as "controlling person" is defined in Section 15 of the Securities Act.

           All captions used herein are for convenience of reference only, are not a portion of this Agreement and are not to be used in construing or interpreting any aspect of this Agreement.

           This Agreement has been and is made solely for the benefit of the Selling Agent, the Partnership, the General Partner and the Commodity Broker and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Selling Agent, the Partnership, the General Partner and the Commodity Broker and their respective successors and assigns within the meaning of Section 15 of the Securities Act, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Units merely because of such purchase.


Campbell Strategic Allocation Fund - Selling Agreement

           13.      NOTICES

           Any notices under this Agreement shall be in writing (including telegraphic communication) or by telephone, confirmed in writing, all such writings to be sent by first class mail, postage prepaid, addressed to the recipient party at the address previously furnished in writing by such party to each of the other parties hereto. Copies of all notices shall be sent to Sidley & Austin, 875 Third Avenue, New York, New York 10022, Attn: Michael Schmidtberger.

           14.      COUNTERPARTS

           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

           15.      ENTIRE AGREEMENT

           This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

           16.      GOVERNING LAW

           This Agreement shall be deemed to be made under and construed in accordance with the law of the State of Delaware, without regard to principles of conflicts of laws.

Campbell Strategic Allocation Fund - Selling Agreement

       IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                     By:         CAMPBELL & COMPANY, INC.
                                 ITS GENERAL PARTNER


                     By:
                          --------------------------------------------------


                     CAMPBELL & COMPANY, INC.


                     By:
                         ---------------------------------------------------


                     PAINEWEBBER, INCORPORATED


                     By:
                         ---------------------------------------------------


                     SELLING AGENT


                     -------------------------------------------------------
                     (LIST NAME OF SELLING AGENT)


                     By:
                         ---------------------------------------------------
                           (Sign Name)

                     By:
                         ---------------------------------------------------
                           (Print Name)


SELLING AGENT'S LEGAL NAME AND ADDRESS


-----------------------------------------------------


-----------------------------------------------------


-----------------------------------------------------


ATTN.:
       -----------------------------------------------


TAX I.D. NO.:
              ------------------------------------------


PHONE:
       ---------------------------------------


FAX:
     ------------------------------------------


Campbell Strategic Allocation Fund - Selling Agreement